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                                                                    EXHIBIT 11
                         DREYER'S GRAND ICE CREAM, INC.

                COMPUTATION OF NET (LOSS) INCOME PER COMMON SHARE
                                   (unaudited)

(in thousands, except per share amounts)                                           Thirteen Weeks Ended
                                                                             ---------------------------------
                                                                             March 29, 1997     March 30, 1996
                                                                             --------------     --------------
PRIMARY

Net (loss) income applicable to common stock                                    $ (1,300)         $   434

Weighted average number of shares of common
   stock outstanding                                                              13,368           12,974
                                                                                --------          -------

Net (loss) income per common share, as reported                                 $   (.10)         $   .03
                                                                                ========          =======

Weighted average number of shares of common
   stock outstanding                                                              13,368           12,974

Common stock equivalent--assumed exercise of
   common stock options                                                              208              322
                                                                                --------          -------

Weighted average number of shares of common
   stock outstanding, including common stock
   equivalents                                                                    13,576           13,296
                                                                                ========          =======

Net (loss) income per common share                                              $   (.10)(1)      $   .03(1)
                                                                                ========          =======

FULLY DILUTED

Net (loss) income applicable to common stock                                    $ (1,300)         $   434


Add preferred dividends on redeemable convertible
   Series B preferred stock, due June 2001                                         1,144            1,144

Add accretion of preferred stock to redemption value                                 106              106
                                                                                --------          -------

Adjusted net (loss) income                                                      $    (50)         $ 1,684
                                                                                ========          =======

Weighted average number of shares of common
   stock outstanding                                                              13,368           12,974

Common stock equivalent--assumed exercise of
   common stock options                                                              252              463

Assumed conversion of preferred stock                                              2,900            2,900
                                                                                --------          -------

Adjusted shares                                                                   16,520           16,337
                                                                                ========          =======

Net (loss) income per common share                                              $   (.00)(2)      $   .10(2)
                                                                                ========          =======

(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(2) This calculation is submitted in accordance with Regulation S-K item 601 (b)
    (11) although it is contrary to APB Opinion No. 15 because it produces an anti-dilutive effect.